EXHIBIT 10.1
Without prejudice until fully executed

Deed of Separation and Release

Dated     July 19, 2024
Russell Austin (Employee)

and

Tronox Management Pty Ltd (ABN 59 009 343 364) (Tronox)

Deed of Separation and Release
Details

Parties	The Employee and Tronox
Employee	Name	Russell Austin
	Address	Hooigracht 10, 2514 BE, Den Haague, The Netherlands
Tronox	Name	Tronox Management Pty Ltd
	ABN	59 009 343 364
	Address	Mason Road, Kwinana Beach WA 6167
Recitals
A.The Employee is employed by Tronox Management Pty Ltd (formerly Tiwest Pty Ltd) (Employment) under a written contract dated 7 June 2012 (Employment Agreement).
B.Since about December 2020, the Employee has been on temporary assignment to Tronox Pigment (Holland) BV in Botlek, NL initially as Managing Director, EMEA and subsequently as Senior Vice President, Global Operations of the Group (“SVP Role”);
C.Employee has entered into certain agreements dated 30 September 2020, 24 March 2021, and 27 November 2022 (Assignment) governing inter alia Employee’s relocation to Botlek and expatriate benefits both while in his previous role as Managing Director, EMEA and current SVP Role;
D.The Parties have agreed that the Employment will end on 1 December 2024 (Separation Date) by agreement of the Parties (Separation) on the terms and conditions set out in this Deed and the Assignment will end on the date of Employee’s relocation back to Australia, such relocation to occur prior to the Separation Date.
Without admission of liability, the Parties have agreed to fully and finally settle all matters arising from the Employment, Employment Agreement, Assignment and Separation on the terms and conditions set out in this Deed.

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Deed of Separation and Release

Employee’s relocation back to Australia, such relocation to occur prior to the Separation Date.
E. Without admission of liability, the Parties have agreed to fully and finally settle all matters arising from the Employment, Employment Agreement, Assignment and Separation on the terms and conditions set out in this Deed.

Governing Law	Western Australia
Date of Deed	See Signing page
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57333829_2    Deed of Separation and Release

Deed of Separation and Release
General terms

1.Interpretation
1.1    Definitions
These meanings apply in this Deed unless the contrary intention appears:
Assignment has the meaning given in the Recitals.
Corporations Act means the Corporations Act 2001 (Cth).
Competitors means those companies listed in Schedule 2 and, if any of those companies divest, transfer or spin-off the assets or legal entities comprising their titanium dioxide (“TiO2”), minerals sands mining or processing business activities, “Competitors” shall also mean such divested, transferred or spun-off business and entities, as the case may be.
Employment has the meaning given in the Recitals.
Employment Agreement has the meaning given in the Recitals.
Group means Tronox, Tronox Pigment (Holland) BV and each of their Related Bodies Corporate.
Related Body Corporate has the same meaning as under the Corporations Act.
Separation has the meaning given in the Recitals.
1.2    Meaning of words
(a)A reference to this Deed or another deed includes any variation or replacement of either of them;
(b)A reference to dollars ($) is a reference to Australian dollars;
(c)A reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;
(d)The singular includes the plural and vice versa;
(e)The word “person” includes a firm, body corporate, unincorporated association or authority;
(f)A reference to a person includes a reference to the person’s Employees, administrators, successors, substitutes (including, but not limited to, persons taking by novation) and assignees; and
(g)A reference to a day is to be interpreted as a period of time commencing at midnight and ending 24 hours later.
1.3    Headings

Headings are for convenience only and do not affect the interpretation of this Deed.

2. Arrangements between the Parties
2.1    Cessation of Employment
The Parties agree that the Employment will end on the Separation Date.
2.2    Work arrangements up to the Separation Date
The Employee agrees that between the date of this Deed and the Separation Date, the Employee will:
(a)continue in the employment of Tronox in his current role;
(b)undertake the Employee’s usual duties in the SVP Role and continue to perform such tasks under the Employment and the Assignment in good faith and in accordance with all reasonable directions of Group;
(c)comply with all obligations under the Employment Agreement and Assignment letters;
(d)continue to be entitled to the Employee’s normal entitlements during the continuation of the Employment and the Assignment during this period; and
(e)relocate back to Australia prior to the Separation Date in accordance with the Assignment.
2.3    Payments
Provided that the Employee complies with his obligations under this Deed, the Employer will make the payments, and will allow Restricted Stock Units (RSUs) under the Company’s Management Equity Incentive Plan (MEIP) to vest, as specified in Schedule 1 (Payments) to the Employee within 10 business days of the Separation Date.
2.4    Deduction of tax
The Payments and other benefits provided in this Deed will be subject to the deduction or withholding of all tax required by law in any jurisdiction.
2.5    No outstanding entitlements
The Employee acknowledges that the Payments and other benefits provided under this Deed are provided by Tronox and the Group in full and final satisfaction of all matters between the Employee, Tronox and the Group.
2.6    No admission of liability
The Payments and other benefits provided under this Deed are provided by Tronox and the Group without admission of liability.

3. Release
3.1    Release by the Employee
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Deed of Separation and Release

(a)The Employee unconditionally and irrevocably agrees not to sue and releases Tronox, Tronox Pigment (Holland) BV, each other company in the Group and each of their respective officers, employees, agents and servants (collectively the “Released Parties”), to the maximum extent permissible at law, from all rights, liabilities, actions, suits, causes of action (including under statute), claims, complaints, demands, claims for costs or expenses whatsoever which the Employee now has or may at any time hereafter have against any of the Released Parties including but not limited to those arising from or relating in any way to the Employment, Employment Agreement, Assignment and Separation.
(b)The release given by the Employee in this clause does not apply to any rights under workers’ compensation and superannuation legislation which cannot be excluded by law.
3.2    Release in favour of third Parties
The release given in clause 3.1 in favour of persons not a Party to this Deed is intended to be, and is, directly enforceable by each of those persons, and this Deed operates as a deed poll in favour of those persons.
3.3    Release by Tronox
(a)Subject to the Employee complying with his obligations under this Deed, and with effect from the Separation Date, Tronox, Tronox Pigment (Holland) BV (and each company in the Group) unconditionally and irrevocably agrees not to sue and releases the Employee, to the maximum extent permissible at law, from all rights, liabilities, actions, suits, causes of action (including under statute), claims, complaints, demands, claims for costs or expenses whatsoever which Tronox, Tronox Pigment (Holland) BV (and each company in the Group) now has or may at any time hereafter have against the Employee arising from or relating in any way to the Employment, Employment Agreement, Assignment and Separation.
(b)The release given in clause 3.3(a) does not apply to:
(i)any liability which cannot be released under section 199A of the Corporations Act;
(ii)any conduct involving a lack of good faith by the Employee or fraudulent or criminal conduct engaged in by the Employee which exceeded the Employee’s authority as an officer or employee of Tronox, Tronox Pigment (Holland) BV or other Group company; and
(iii)any breach of the Employee’s ongoing obligations which survive termination of the Employment Agreement or Assignment.
3.4    Covenants and indemnities
(a)Further to the respective releases in clauses 3.1(a) and 3.3(a), each Party covenants in favour of each other Party (and each other person in favour of whom a release is given under clause 3.2), that it will not directly or indirectly bring or pursue, procure that a third Party bring or pursue, provide financial support for or otherwise support any claim, action or proceeding in any court or tribunal in respect of any matter which is the subject of a release under clauses 3.1(a) or 3.3(a).
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(b)Each Party will indemnify the other Party, and each other person in favour of whom a release is given under clauses 3.1(a), 3.2 and 3.3(a), from and against any costs and liabilities (including any legal fees, fines, penalties or damages) arising from or in any way connected with a breach by it of clause 3.4(a).
3.5    Breach of this Deed
For the avoidance of doubt, the releases given in clauses 3.1, 3.2 and 3.3 do not prevent the Employee, Tronox, Tronox Pigment (Holland) BV or any of the Released Parties from enforcing this Deed where there is a breach of its terms.

4. Ongoing obligations
The Employee acknowledges that they are bound by confidentiality, intellectual property and any other obligations (including restrictive covenants) that continue following the termination of the Employment contained in the Employment Agreement, Assignment letters or otherwise.
4.1    Confidentiality and non-disclosure obligations
For the purposes of this clause 4.1:
Confidential Information means Tronox’ and its suppliers’ and customers’ trade secrets and confidential information, including regarding Tronox’ business plans, finances, operations, methods, inventions, improvements, privileged information, customer and supplier connections, and other commercially valuable, non-public information. For the purpose of this clause, Tronox includes each Group company.
The Employee acknowledges that:
(a)having regard to his duties for Tronox, the Employee has had access to Confidential Information and that disclosure of any Confidential Information or knowledge could materially harm Tronox and the Group; and
(b)the Confidential Information is solely and exclusively the property of Tronox and the Group.
The Employee agrees that he will not use or disclose to any person, and will use his best endeavours to prevent the publication, use or disclosure by third parties of Confidential Information except:
(a)as permitted by the Tronox in writing; or
(b)as required by law.
4.2    Intellectual Property
For the purposes of this clause 4.2:
Intellectual Property Rights includes all rights in relation to patents, copyright, registered designs, registered and unregistered trade marks, trade secrets, know-how and confidential information, all other intellectual property as defined in article 2 of the Convention establishing the World Intellectual Property Organisation of July 1967 including without limitation moral rights, and any right to register those rights, whether created before or after the date of this Deed, whether existing in Australia or any other country, and in all cases for the
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duration of those rights. For the purpose of this clause, Tronox includes each Group company.
The Employee agrees:
(a)that all Intellectual Property Rights arising out of the Employment with Tronox (including the Assignment) are owned by Tronox or its affiliates;
(b)to assign to Tronox (or any of its affiliates) all present and future Intellectual Property Rights arising out of or in connection with the Employment with Tronox (including the Assignment);
(c)not to personally or through the assistance of another person, directly or indirectly, do any act or thing which may invalidate, jeopardise or put in dispute Tronox’ (or any of its affiliates’) title to the Intellectual Property Rights referred to in paragraphs (a) and (b) above, provided that nothing in this paragraph necessarily prohibits the Employee from disclosing know-how in the ordinary course of business;
(d)to unconditionally and irrevocably waive, or consent to any acts or omissions which would otherwise infringe, all moral rights the Employee has in Intellectual Property Rights arising out of or in connection with the Employee’s employment and the agreement by Tronox (in its absolute discretion) reproducing, publishing, copying, adapting, communicating, showing or exhibiting in or to the public, in any way Tronox sees fit; and
(e)at any time, to execute all documents and do all acts and things as Tronox (or its affiliates) may reasonably request to give full effect to Tronox’ rights under this clause 4.2.

5. Non-competition
5.1    Definitions
For the purposes of this clause 5:
Restricted Area means:
(a)the world;
(b)those locations for which the Employee had material responsibility, at any time during the 12 months prior to Separation Date and any additional geographic area in which Tronox or the Group:
(A)conducts any material portion of the Business as at the Separation Date and for which the Employee had material involvement; or
(B)has specific plans to conduct any material portion of the Business as at the Separation Date, which such plans are known to the Employee during the course of his Employment due to the Employee’s knowledge of Confidential Information;
(c)Australia; or
(d)Western Australia.
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5.2    Non-competition
The Employee must not, during the period of 24 months from the Separation Date, either directly or indirectly, be engaged, employed, concerned, involved or interested in any of the Competitors listed in Schedule 2 in any Restricted Area:
(a)alone or in association or partnership;
(b)as an employee, agent, director, member, shareholder or trustee; or
(c)as a consultant or adviser.
5.3    Combination of clauses
Clause 5.2 “Non-competition” is construed and has effect as if it were a number of separate sub-paragraphs which result from combining the prohibition or restriction in clause 5.2 with each Restricted Area. Each such resulting sub-paragraph has effect as a separate and severable prohibition or restriction and is to be enforced accordingly.
5.4    Deletion of restrictions
If any of the separate resulting clauses in clause 5.2 “Non-competition” goes beyond what is reasonable in the circumstances and necessary to protect Tronox’ legitimate interests but would be reasonable and necessary if any part of the Restricted Area were deleted or reduced, then the prohibition or restriction applies with that part deleted or reduced by the minimum amount necessary to make the prohibition or restriction reasonable in the circumstances.

6. Non-solicitation
6.1    Definitions
For the purposes of this clause 6:
Prohibited Period means a period of 5 years from the Separation Date.
6.2    Non-solicitation of employees, officers and contractors
During the Prohibited Period, the Employee must not directly or indirectly (whether on his own account or for the benefit of another party) entice away or endeavour to entice away, solicit, induce, employ or engage or endeavour to employ or engage any:
(a)employee of Tronox or the Group to engage in any activity in which the Employee is prohibited from engaging under this Deed; or
(b)any employee, officer or contractor to terminate their employment or to cease offering their services to Tronox or the Group.

7. Employee’s Acknowledgments
The Employee acknowledges that:
(a)he has had the opportunity to obtain independent legal advice as to the nature, effect and extent of this Deed; and
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Deed of Separation and Release

(b)Tronox and the Group have not made any promise, representation or inducement or been party to any conduct material to the Employee entering into this Deed other than as set out in the Deed.

8. Confidentiality
8.1    Confidentiality
Each of the Parties to this Deed agree that they must not disclose, or in any way authorise the disclosure of the terms of this Deed or the terms of any negotiations leading up to this Deed to any other person except:
(a)to the extent the other Party to the Deed consents in writing;
(b)as they may be required to do so by law or for the purpose of obtaining legal and taxation advice from their professional advisers, auditors, bankers, or financial advisors on receipt of an undertaking from that person to keep the terms confidential;
(c)as they may be required in accordance with the rules of the New York Stock Exchange and United States Securities and Exchange Commission or for the purpose of obtaining legal and taxation advice from their professional advisers;
(d)to the extent necessary to enforce any term of this Deed;
(e)the Employee’s spouse or partner, on receipt of an undertaking to keep the terms confidential; or
(f)to comply with any law or requirement of any regulatory body.
8.2    Breach of confidentiality
Each of the Parties enter into this Deed on the basis that the other Party will adhere to the non-disclosure obligations set out in this clause and that all Parties consider the non-disclosure obligations to be a material term of the Deed.

9. Non-disparagement
9.1    Non-disparagement by the Employee
The Employee agrees not to disparage any of the Released Parties or otherwise make or publish any statement which may harm or injure the reputation of these persons or companies. This clause does not apply to statements made in legal proceedings.
9.2    Non-disparagement by Tronox
Tronox must use its reasonable endeavours to ensure that no officer of Tronox in their capacity as an authorised representative of Tronox disparages the Employee or otherwise makes or publishes any statement which may harm or prejudice the Employee’s reputation. This clause does not apply to statements made in legal proceedings.

10. Return of property
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On or before the Separation Date, the Employee must:
(a)return all confidential documents and information relating to the Group (whether in electronic or hard copy form) and any other property of the Group in his possession or control to Tronox;
(b)delete any record of confidential information relating to the Group stored by electronic means including on any personal computer, computer disk, flash drive, cloud storage service, external hard drive or other electronic storage device.
The Employee agrees to deliver up any personal computer equipment or storage devices to the Employer for inspection to verify the Employee has complied with his obligations under this clause.

11. Co-operating in investigations and legal proceedings
The Employee must co-operate with, and provide all reasonable assistance required by, Tronox or any member of the Group in any investigation by any regulatory authority or legal proceedings relating to the period in which he was an employee of the Group. Tronox will meet the reasonable costs of the Employee providing such co-operation or assistance.

12. Binding Effect
This Deed shall bind the Parties hereto and any executor, administrator, transferee, assignee, liquidator or trustee in bankruptcy appointed in respect of any Party to this Deed.

13. Bar to claims
This Deed may be pleaded in bar by the Parties hereto (or the Released Parties) to any actions, suits, or proceedings commenced, continued or taken by any other Party hereto or on their behalf in connection with any of the matters referred to in this Deed.

14. Further Assurances & Co-operations
Each Party agrees to take all steps, execute all documents and do all acts and things as may be reasonably required by the other Party to give effect to the transactions and events contemplated by this Deed.

15. Acknowledgements
The Employee acknowledges that in entering into this Deed:
(a)he has not relied upon any statements, representations, warranties, promises, undertakings or agreements (whether express or implied or oral or written) concerning the subject matter of the Deed except as provided in this Deed;
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(b)she has done so freely, acting entirely on his own information and knowledge and having had an opportunity to obtain independent legal advice and a reasonable opportunity to consider his position; and
(c)    the terms of the Deed are fair and reasonable.

16. Costs
Each Party will pay its own legal costs incidental to the preparation of this Deed.

17. Entire agreement
This Deed constitutes the entire agreement of the Parties about its subject matter and supersedes all previous agreements, understandings and negotiations on that subject matter.

18. Severability
If the whole or any part of a provision of this Deed is void, unenforceable or illegal in a jurisdiction, it is severed for that jurisdiction. The remainder of this Deed has full force and effect and the validity or enforceability of that provision in any other jurisdiction is not affected. This clause has no effect if the severance alters the basic nature of this Deed or is contrary to public policy.

19. Variation and waiver
No provision of or right created under this Deed may be waived, except in writing signed by the Party granting the waiver or varied, except in writing signed by the Parties.

20. Counterparts
This Deed may consist of a number of copies each signed by one or more Parties to the Deed. If so, the signed copies are treated as making up the one document.

21. Notices
Any notice or communication between the Parties for the purposes of this Deed shall be in writing and may be addressed to a Party at that Party’s address shown in the details of this Deed or at such other address within Australia as that Party may have advised by notice in writing.

22. Governing Law
This Deed shall be governed by the laws of the State of Western Australia. Each Party irrevocably and unconditionally submits to the exclusive jurisdiction of the State of Western Australia and courts of appeal from them for determining any
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dispute concerning this agreement or the transactions contemplated by this Deed.

EXECUTED as a Deed.
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Signing page
DATED: __July 30, 2024_______________

SIGNED by RUSSELL AUSTIN in the presence of: /s/ Jeffrey Neuman Signature of witness Jeffrey Neuman Name of witness	) ) ) ) ) ) ) ) ) )	/s/ Russell Austin Signature of RUSSELL AUSTIN

SIGNED on behalf of TRONOX MANAGEMENT PTY LTD (ABN 59 009 343 364) in the presence of: /s/ Mary Neuroth Signature of witness Mary Neuroth Name of witness	) ) ) ) ) ) ) ) ) )	/s/ Steven Kaye Signature of representative of TRONOX MANAGEMENT PTY LTD Steven Kaye Full name of representative of TRONOX MANAGEMENT PTY LTD

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Deed of Separation and Release